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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Kansas Gas and Electric Company (the Company) on Form 10-Q for the quarterly period ended June 30, 2002 (the Report) which this certification accompanies, Caroline A. Williams in my capacity as Chairman of the Board and President of the Company, and Paul R. Geist, in my capacity as Vice President and Treasurer (Principal Financial and Accounting Officer) of the Company, certify that the Report fully complies with the requirements of section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   August 14, 2002         By:         /s/  Caroline A. Williams
     ---------------------         ----------------------------------
                                             Caroline A. Williams,
                                      Chairman of the Board and President

Date:   August 14, 2002         By:           /s/  Paul R. Geist
     ---------------------         -----------------------------
                                                Paul R. Geist,
                                         Vice President and Treasurer
                                 (Principal Financial and Accounting Officer)

         The foregoing certification is being furnished solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.